Exhibit 99.1

Guidewire Software Announces Fourth Quarter and Fiscal 2012 Financial Results

Foster City, CA – September 4, 2012 – Guidewire Software, Inc. (NYSE: GWRE), a provider of core system software to property and casualty insurers, today announced its financial results for the quarter and fiscal year ended July 31, 2012.

“Our fourth quarter exceeded our expectations for both revenue and profitability, capping a year with total revenue growth of 35%, recurring revenue growth of 28%, and increasing market traction,” said Marcus Ryu, Chief Executive Officer of Guidewire Software. “Our strategy to focus on winning PolicyCenter and complete InsuranceSuite sales in fiscal 2012 — including at very large insurers — has been successful, and is validated by our results. These results included a 29% increase in the number of customers licensing at least one of our core system solutions, for a total of 130 insurers.”

Ryu added, “We believe the $1.2 trillion insurance industry is still in the early days of the inevitable replacement of its legacy core systems with flexible, upgradeable next-generation software. We also believe that Guidewire is well positioned to capture a disproportionate share of this major opportunity over time, and our investments across technology, sales, and services during 2013 are focused on extending our market leadership position and driving further market share gains.”

Fourth Quarter Fiscal 2012 Financial Highlights

Revenue

•	Total revenue for the fourth quarter of fiscal 2012 was $67.6 million, an increase of 33% from the comparable period in fiscal 2011.

•

License revenue for the fourth quarter of fiscal 2012 was $28.9 million, up 11% from the year ago period, maintenance revenue was $7.9 million, up 33% from the year ago period, and services revenue was $30.8 million, up 61% from the year ago period.

•	Rolling four-quarter recurring term license and maintenance revenue was $104.4 million, an increase of 28% from the same period a year ago.

Profitability

•	GAAP operating income was $5.3 million for the fourth quarter of fiscal 2012, compared to a loss of ($5.0) million in the comparable period in fiscal 2011.

•	Non-GAAP operating income was $9.6 million for the fourth quarter of fiscal 2012, an increase of 31% from the comparable period in fiscal 2011.

•	Adjusted EBITDA was $10.4 million for the fourth quarter of fiscal 2012, an increase of 22% from the comparable period in fiscal 2011.

•

GAAP net income was $3.5 million for the fourth quarter of fiscal 2012, compared to a loss of ($1.2) million for the comparable period in fiscal 2011. GAAP net income per share was $0.06, based on diluted weighted average shares outstanding of 61.2 million, compared to a GAAP net loss per share ($0.06) for the comparable period in fiscal 2011, based on diluted weighted average shares outstanding of 20.4 million.

•

Non-GAAP net income was $6.4 million for the fourth quarter of fiscal 2012, a decrease of 43% from the comparable period in fiscal 2011. Non-GAAP net income per diluted share was $0.10, based on diluted weighted average shares outstanding of 61.2 million, compared to $0.24 for the fourth quarter of fiscal 2011, based on pro forma diluted weighted average shares outstanding of 45.8 million.

Fiscal 2012 Financial Highlights

Revenue

•	Total revenue for the fiscal year ended July 31, 2012 was $232.1 million, an increase of 35% from fiscal 2011.

•

License revenue for fiscal 2012 was $97.1 million, up 31% from fiscal 2011, maintenance revenue was $29.6 million, up 39% from the year ago period, and services revenue was $105.4 million, up 36% from the year ago period.

•	In fiscal 2012, 55% of total revenue was in the United States, and 45% was generated outside the United States.

Profitability

•	GAAP operating income was $24.0 million for fiscal 2012, compared to $6.9 million in fiscal 2011.

•	Non-GAAP operating income was $41.9 million for fiscal 2012, an increase of 78% from fiscal 2011.

•	Adjusted EBITDA was $44.8 million in fiscal 2012, an increase of 74% from fiscal 2011.

•

GAAP net income was $15.2 million for fiscal 2012, compared to $35.6 million for fiscal 2011, with the decrease primarily attributable to an income tax benefit in 2011 due to the release of a significant portion of the Company’s tax valuation allowance. GAAP net income per diluted share was $0.25, based on diluted weighted average shares outstanding of 41.5 million, compared to $0.76 in fiscal 2011, based on diluted weighted average shares outstanding of 17.8 million.

•

Non-GAAP net income was $27.1 million in fiscal 2012, a decrease of 4% from fiscal 2011 resulting from a tax benefit in 2011 compared to a tax expense in 2012. Non-GAAP net income per diluted share was $0.50, based on pro forma diluted weighted average shares outstanding of 53.8 million, compared to $0.65 in fiscal 2011, based on pro forma diluted weighted average shares outstanding of 43.1 million.

Balance Sheet

•

The Company had $205.7 million in cash and cash equivalents at July 31, 2012, an increase from $201.9 million at April 30, 2012. The Company generated $19.1 million in cash flow from operations in the fourth quarter and $17.1 million in cash flow from operations in fiscal 2012.

Conference Call Information

What:	Guidewire Software fourth quarter and fiscal year 2012 financial results conference call
When:	Tuesday, September 4, 2012
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(800) 946-0706, domestic (719) 457-2640, international
Replay:	(877) 870-5176, passcode 7802574, domestic (858) 384-5517, passcode 7802574, international
Webcast:	http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire’s website for a period of three months.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income and Non-GAAP net income per share.

Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Guidewire Software

Guidewire Software is a provider of core system software to the global Property/Casualty (general) insurance industry. Designed to be flexible and scalable, Guidewire solutions give insurers the capability to deliver excellent service, increase market share and lower operating costs. Guidewire InsuranceSuite™, consisting of Guidewire PolicyCenter®, Guidewire ClaimCenter® and Guidewire BillingCenter® spans the key functional areas in insurance – underwriting and policy administration, claims management, and billing. Guidewire is headquartered in Foster City, California, with offices in Beijing, Dublin, Hong Kong, London, Munich, Paris, Sydney, Tokyo, and Toronto. For more information, please visit www.guidewire.com.

NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, Guidewire BillingCenter, Guidewire InsuranceSuite, Deliver Insurance Your Way, and the Guidewire logo are trademarks or registered trademarks of Guidewire Software, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our market positioning, future adoption of our products and future investments. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

# # #

Media Contact:

Diana Stott

Guidewire Software, Inc.

(650) 356-4941

dstott@guidewire.com

Investor Contact:

Garo Toomajanian

ICR

(650) 357-5282

ir@guidewire.com

GUIDEWIRE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31, 2012	July 31, 2011
Assets
Current assets:
Cash and cash equivalents	$205,718	$59,625
Restricted cash, current portion	3,726	2,230
Accounts receivable	32,313	23,278
Deferred tax asset, current portion	13,442	6,044
Other current assets	7,266	3,665

Total current assets	262,465	94,842
Property and equipment, net	11,924	4,455
Restricted cash, net of current portion	—	3,820
Deferred tax asset, net of current portion	9,313	22,073
Other assets	545	1,350

Total assets	$284,247	$126,540

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,781	$4,317
Accrued employee compensation	26,502	18,112
Deferred revenues, current portion	52,947	48,482
Litigation provision obligation	—	10,000
Other current liabilities	3,957	1,390

Total current liabilities	93,187	82,301
Deferred revenues, net of current portion	2,569	25,313
Other liabilities	4,529	774

Total liabilities	100,285	108,388
Stockholders’ Equity
Convertible preferred stock	—	36,500
Common stock	5	1
Additional paid-in capital	207,624	20,231
Accumulated other comprehensive loss	(496)	(209)
Accumulated deficit	(23,171)	(38,371)

Total stockholders’ equity	183,962	18,152

Total liabilities and stockholders’ equity	$284,247	$126,540

GUIDEWIRE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except share and per share amounts)

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Revenues :
License	$28,930	$25,993	$97,136	$73,883
Maintenance	7,858	5,901	29,538	21,321
Services	30,801	19,113	105,387	77,268

Total revenues	67,589	51,007	232,061	172,472

Cost of revenues:
License	79	823	762	1,264
Maintenance	1,515	1,213	5,288	4,063
Services	25,612	16,821	85,360	63,017

Total cost of revenues (1)	27,206	18,857	91,410	68,344

Gross profit :
License	28,851	25,170	96,374	72,619
Maintenance	6,343	4,688	24,250	17,258
Services	5,189	2,292	20,027	14,251

Total gross profit	40,383	32,150	140,651	104,128

Operating expenses: (1)
Research and development	14,355	10,069	50,462	34,773
Sales and marketing	13,286	9,635	38,254	28,950
General and administrative	7,474	7,465	28,336	23,534
	—	10,000	—	10,000

Total operating expenses	35,115	37,169	117,052	97,257

Income from operations	5,268	(5,019)	23,599	6,871
Interest income (expense), net	88	56	308	156
Other income (expense), net	(257)	48	(728)	1,269

Income before provision for income taxes	5,099	(4,915)	23,179	8,296
Provision for (benefit from) Income taxes	1,551	(3,747)	7,979	(27,262)

Net income	$3,548	$(1,168)	$15,200	$35,558

Net income per share:
Basic	$0.07	$(0.08)	$0.29	$0.83

Diluted	$0.06	$(0.06)	$0.25	$0.76

Shares used in computing net income per share:
Basic	53,965,083	14,211,219	34,774,983	14,064,055

Diluted	61,172,597	20,410,100	41,509,185	17,763,859

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Cost of revenues	$1,201	$385	$4,120	$1,384
Research and development	820	429	3,759	1,372
Sales and marketing	1,007	273	2,936	903
General and administrative	1,352	1,282	7,443	3,021

	$4,380	$2,369	$18,258	$6,680

GUIDEWIRE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$3,548	$(1,168)	$15,200	$35,558
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	770	1,192	2,917	2,226
Stock-based compensation	4,380	2,369	18,258	6,680
Excess tax benefit related to the exercise of stock options and vesting of restricted stock	(486)	—	(486)	—
Deferred tax assets	(255)	(5,328)	5,362	(28,117)
Changes in operating assets and liabilities:
Accounts receivable	3,072	7,216	(9,325)	(6,284)
Prepaid expenses and other assets	(937)	(1,780)	(2,442)	(2,674)
Accounts payable	1,583	1,073	1,059	577
Accrued employee compensation	8,274	4,594	8,246	413
Other liabilities	4,754	9,873	(3,907)	7,537
Deferred revenues	(5,593)	1,705	(17,788)	11,770

Net cash provided by (used in) operating activities	19,110	19,746	17,094	27,686

Cash flows from investing activities:
Purchase of property and equipment	(3,501)	(548)	(5,619)	(2,776)
Increase in restricted cash	—	—	2,323	(5,534)

Net cash provided by (used in) investing activities	(3,501)	(548)	(3,296)	(8,310)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	1,391	288	5,067	931
Taxes remitted on RSU awards vested	(12,430)	—	(12,430)	—
Proceeds from issuance of common stock in connection with public offerings, net of underwriting discounts and commission	—	—	143,386	—
Costs paid in connection with initial public offering	(920)	—	(3,502)	—
Excess tax benefit related to the exercise of stock options and vesting of restricted stock	486	—	486	—

Net cash provided by (used in) financing activities	(11,473)	288	133,007	931

Effect of foreign exchange rate changes on cash and cash equivalents	(268)	18	(712)	1,907

Net increase (decrease) in cash and cash equivalents	3,868	19,504	146,093	22,214
Cash and cash equivalents at beginning of the period	201,850	40,121	59,625	37,411

Cash and cash equivalents at end of the period	$205,718	$59,625	$205,718	$59,625

GUIDEWIRE SOFTWARE, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Gross profit reconciliation:
GAAP gross profit	$40,383	$32,150	$140,651	$104,128
Stock-based compensation	1,201	385	4,120	1,384

Non-GAAP gross profit	$41,584	$32,535	$144,771	$105,512

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Gross margin reconciliation:
GAAP gross margin	60%	63%	61%	60%
Stock-based compensation	2%	1%	1%	1%

Non-GAAP gross margin	62%	64%	62%	61%

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Operating expense reconciliation:
Total GAAP operating expenses	35,115	37,169	117,052	97,257
Less Stock-based compensation	(3,179)	(1,984)	(14,138)	(5,296)
Less Litigation provision	—	(10,000)	—	(10,000)

Total non-GAAP operating expenses	$31,936	$25,185	$102,914	$81,961

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Operating income (loss) reconciliation:
GAAP operating income (loss)	$5,268	$(5,019)	$23,599	$6,871
Stock-based compensation	4,380	2,369	18,258	6,680
Litigation provision	—	10,000	—	10,000

Non-GAAP operating income	$9,648	$7,350	$41,857	$23,551

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Pre-tax income (loss) reconciliation:
GAAP pre-tax income (loss)	$5,099	$(4,915)	$23,179	$8,296
Stock-based compensation	4,380	2,369	18,258	6,680
Litigation provision	—	10,000	—	10,000

Non-GAAP pre-tax income	$9,479	$7,454	$41,437	$24,976

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Net income (loss) reconciliation:
GAAP net income (loss)	$3,548	$(1,168)	$15,200	$35,558
Stock-based compensation	4,380	2,369	18,258	6,680
Litigation provision	—	10,000	—	10,000
Release of valuation allowance on deferred tax assets	—	—	—	(24,150)
Less tax benefit of non-GAAP items	(1,533)	—	(6,390)	—

Non-GAAP net income	$6,395	$11,201	$27,068	$28,088

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Computation of net income (loss) per share:
GAAP net income (loss)	$3,548	$(1,168)	$15,200	$35,558
Non-cumulative dividends to preferred stockholders	—	—	(1,574)	(3,291)
Undistributed earnings allocated to preferred stockholders	—	—	(3,544)	(20,568)

Net income (loss), Basic	3,548	(1,168)	10,082	11,699
Adjustments to net income (loss) for dilutive options and restricted stock options	—	—	467	1,747

Net income (loss), Diluted	$3,548	$(1,168)	$10,549	$13,446

GAAP net income (loss) per share - Basic	$0.07	$(0.08)	$0.29	$0.83

GAAP net income (loss) per share - Diluted	$0.06	$(0.06)	$0.25	$0.76

Weighted average shares - Basic	53,965,083	14,211,219	34,774,983	14,064,055

Weighted average shares - Diluted	61,172,597	20,410,100	41,509,185	17,763,859

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Net income (loss) per share reconciliation:
GAAP net income (loss) per share - Diluted	$0.06	$(0.06)	$0.25	$0.76
Stock-based compensation	0.07	0.12	0.43	0.38
Litigation provision	—	0.49	—	0.56
Release of valuation allowance on deferred tax assets	—	—	—	(1.36)
Less tax benefit of non GAAP items	(0.03)	—	(0.15)	—
Pro forma conversion of preferred shares	—	(0.31)	(0.03)	0.31

Non-GAAP net income per share - Diluted	$0.10	$0.24	$0.50	$0.65

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Shares used in computing non-GAAP per share amounts:
Weighted average shares - Diluted	61,172,597	20,410,100	41,509,185	17,763,859
Pro forma conversion of preferred shares	—	25,357,721	12,332,443	25,357,721

Pro forma weighted average shares - Diluted	61,172,597	45,767,821	53,841,628	43,121,580

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Adjusted EBITDA reconciliation:
GAAP net income (loss)	$3,548	$(1,168)	$15,200	$35,558
Non-GAAP adjustments:
Provision for (benefit from) income taxes	1,551	(3,747)	7,979	(27,262)
Other (income) expense, net	257	(48)	728	(1,269)
Interest (income) expense, net	(88)	(56)	(308)	(156)
Depreciation and amortization	770	1,192	2,917	2,226
Litigation provision	—	10,000	—	10,000
Stock-based compensation	4,380	2,369	18,258	6,680

Adjusted EBITDA	$10,418	$8,542	$44,774	$25,777